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Exhibit 1.1

STATE NATIONAL BANCSHARES, INC.

(a Texas corporation)

1,600,000 Shares of Common Stock

(Par Value $1.00 Per Share)

PURCHASE AGREEMENT

September [    ], 2005

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SECTION 2.0 SALE AND DELIVERY TO UNDERWRITERS; CLOSING.		14
(a)	Initial Securities.	14
(b)	Option Securities.	15
(c)	Payment.	15
(d)	Denominations; Registration.	16
SECTION 3.0 COVENANTS OF THE COMPANY.		16
(a)	Compliance with Securities Regulations and Commission Requests.	16
(b)	Filing of Amendments.	16
(c)	Delivery of Registration Statements.	16
(d)	Delivery of Prospectuses.	17
(e)	Continued Compliance with Securities Laws.	17
(f)	Blue Sky Qualifications.	17
(g)	Rule 158.	17
(h)	Use of Proceeds.	18
(i)	Listing.	18
(j)	Restriction on Sale of Securities.	18
(k)	Reporting Requirements.	18
(l)	Restrictions on Reserved Securities.	19
(m)	Compliance with Rule 463.	19
(n)	Compliance with the Sarbanes-Oxley Act.	19
(o)	Compliance with the Cuba Act.	19
SECTION 4.0 PAYMENT OF EXPENSES.		19
(a)	Expenses.	19
(b)	Allocation of Expenses.	19
SECTION 5.0 CONDITIONS OF UNDERWRITERS' OBLIGATIONS.		20
(a)	Effectiveness of Registration Statement.	20
(b)	Opinion of Counsel for the Company.	20
(c)	Opinion of Counsel for the Underwriters.	20
(d)	Officers' Certificate.	20
(e)	Accountant's Comfort Letter.	21
(f)	Bring-down Comfort Letter.	21
(g)	Approval of Listing and Effectiveness of Registration Statement on Form 8-A.	21
(h)	No Objection.	21
(i)	Lock-up Agreements.	21
(j)	Conditions to Purchase of Option Securities.	22
(i)	Officers' Certificate.	22
(ii)	Opinion of Counsel for the Company.	22
(iii)	Opinion of Counsel for the Underwriters.	22
(iv)	Bring-down Comfort Letter.	22
(k)	Additional Documents.	22
(l)	Termination of Agreement.	22
SECTION 6.0 INDEMNIFICATION.		23
(a)	Indemnification of the Underwriters.	23
(b)	Indemnification of the Company, Directors and Officers.	24
(c)	Actions against Parties; Notification.	24
(d)	Settlement without Consent if Failure to Reimburse.	25
(e)	Indemnification for Reserved Securities.	25
(f)	Other Agreements with Respect to Indemnification.	25
SECTION 7.0 CONTRIBUTION.		25

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STATE NATIONAL BANCSHARES, INC.

(a Texas corporation)

1,600,000 Shares of Common Stock

(Par Value $1.00 Per Share)

PURCHASE AGREEMENT

September [    ], 2005

KEEFE, BRUYETTE & WOODS, INC.
SANDLER O'NEILL & PARTNERS, L.P.
as Representatives of the several Underwriters
c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

        State National Bancshares, Inc., a Texas corporation (the "Company") and State National Bank, a nationally chartered banking association and indirect wholly owned subsidiary of the Company (the "Bank"), confirm their respective agreements with Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Keefe Bruyette and Sandler O'Neill & Partners, L.P. ("Sandler") are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 240,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,600,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 240,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

        The Company and the Bank understand that the Underwriters propose to make an initial public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

        The Company, the Bank and the Underwriters agree that up to 112,000 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain Company directors, officers, employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of NASD, Inc. (the "NASD") (formerly, the National Association of Securities Dealers, Inc.) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such Company directors, officers, employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the initial public offering contemplated hereby.

        The Securities are being issued and sold, in part, to fund the acquisition by the Company of Heritage Financial Corporation (the "Acquisition") pursuant to the Agreement and Plan of Merger, dated as of May 17, 2005, by and between the Company, New Heritage Financial Corporation, and Heritage Financial Corporation (together with the agreements contemplated thereby, the "Acquisition Agreement").

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-126793) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and the schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated September 21, 2005 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include such preliminary prospectus or the Prospectus, as the case may be.

        SECTION 1.0    Representations and Warranties.

          (a)    Representations and Warranties by the Company.

          The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i)    Compliance with Registration Requirements.

            Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Keefe Bruyette expressly for use in the Registration Statement or Prospectus.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii)    Independent Registered Public Accounting Firm.

            Deloitte & Touche LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. George, Morgan & Snead, P.C., the accounting firm that certified the financial statements and supporting schedules of Mercantile Bank Texas ("Mercantile") included in the Registration Statement and the Prospectus, is an independent public accounting firm. The public accounting firms that certified the financial statements and supporting schedules of each of the Company and Mercantile are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the related rules and regulations of the Commission.

            (iii)    Financial Statements.

            The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The financial statements of Mercantile included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of Mercantile at the dates indicated and the statement of operations, stockholders' equity and cash flows of Mercantile and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, of Mercantile included in the Registration Statement present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of Mercantile included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

            (iv)    No Material Transactions.

            Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined herein) considered as one enterprise, whether or not arising in the ordinary course of business (any such change, a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries (as defined herein), other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (v)    Good Standing of the Company.

            The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect (as defined herein); the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). To the Company's knowledge, Castle Creek Capital, LLC is duly registered as a bank holding company under the BHCA.

            (vi)    Good Standing of Subsidiaries.

            The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto (each a "Subsidiary" and, collectively, the "Subsidiaries"). The Bank has been duly chartered and is validly existing as a nationally-chartered banking association and is in good standing under the laws of the United States. State National Bancshares of Delaware, Inc. has been duly organized and is validly existing as a corporation, and is in good standing, under the laws of the State of Delaware. State National Properties, LLC has been duly organized and is validly existing as a limited liability company, and is in good standing, under the laws of the State of Texas. TWOENC, Inc. has been duly organized and is validly existing as a corporation, and is in good standing, under the laws of the State of Texas. Each of State National Statutory Trust I and State National Statutory Trust II has been duly formed and is validly existing as a statutory trust under the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq., and is in good standing under the laws of the State of Connecticut. State National Capital Trust I has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act, 12 Del. Code Section 3801, et seq., and is in good standing under the laws of the State of Delaware. For the purposes of this Agreement, the State National Statutory Trust I, State National Statutory Trust II and State National Capital Trust I are referred to as the "Trusts". Each Subsidiary has the corporate or banking power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except as provided in 12 U.S.C. §55) and, except with respect to the preferred stock of the Trusts, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. Except as set forth in the Prospectus or as required in connection with the exercise of its rights as a creditor, or pursuant to a bona fide collateral pledge arrangement, neither the Company nor any Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, trust, association, joint venture or other business entity. The activities of the Bank are permitted under the laws and regulations of the United States.

            (vii)    Capitalization.

            The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

            (viii)    Authorization of Agreements.

        This Agreement and the Acquisition Agreement have each been duly authorized, executed and delivered by the Company.

            (ix)    Authorization and Description of Securities.

            The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

            (x)    Absence of Defaults and Conflicts.

            Neither the Company nor any of the Subsidiaries is in violation of its respective charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, the "Agreements and Instruments") except for such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under, give rise to any right of termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments (except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

            (xi)    Absence of Labor Dispute.

            No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

            (xii)    Absence of Proceedings.

            There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or in the Acquisition Agreement or the performance by the Company of its obligations hereunder or under the Acquisition Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party, or to the Company's knowledge will be a party upon consummation of the Acquisition, or of which any of their respective property or assets is the subject, or will be subject upon consummation of the Acquisition, that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xiii)    Accuracy of Exhibits.

            There are no contracts or other documents that are required to be described in the Registration Statement, the Prospectus or the documents to be filed as exhibits thereto that have not been so described and filed as required.

            (xiv)    Possession of Intellectual Property.

            The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated or, to the Company's knowledge, as will be operated following the Acquisition, by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

            (xv)    Absence of Further Requirements.

            No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the Acquisition Agreement, in connection with the offering, issuance or sale of the Securities and the Reserved Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Prospectus or the Acquisition Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or the securities laws of any state or territory and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

            (xvi)    Possession of Licenses and Permits.

            The Company and the Subsidiaries possess such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, territorial, local or foreign regulatory agencies or bodies necessary to conduct the business now operated or, to the Company's knowledge, as will be operated following the Acquisition, by them, except for such Governmental Licenses the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure or failures so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure or failures of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xvii)    Title to Property.

            Each of the Company and the Subsidiaries have good and marketable title to all real property owned by the Company or the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xviii)    Compliance with Cuba Act.

            The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida Act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act"), or is exempt therefrom.

            (xix)    Investment Company Act.

            The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (xx)    Environmental Laws.

            Except as described in the Registration Statement or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is, or to the Company's knowledge upon consummation of the Acquisition will be, in violation of any federal, state, territorial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no, and to the Company's knowledge upon consummation of the Acquisition there will not be, pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no, and to the Company's knowledge upon consummation of the Acquisition there will not be, events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (xxi)    Taxes.

            The Company and each of the Subsidiaries has (a) timely filed all foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

            (xxii)    Compliance with Laws.

            Except as described in the Registration Statement, the Company and each Subsidiary is, and to the Company's knowledge upon consummation of the Acquisition will be, in compliance in all material respects, in the conduct of its business, with all applicable federal, state, territorial, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Bank Holding Act, the Federal Deposit Insurance Corporation Act, the Federal Deposit Corporation Improvements Act, the National Bank Act of 1864, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the laws and rules administered by the Office of Foreign Assets Control, all other applicable money laundering laws, all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and the Bank Secrecy Act, and, as of the date hereof, the Bank has a Community Reinvestment Act rating of "satisfactory" or better. Without limiting the generality of the foregoing, the Bank has been approved by (a) the Federal Housing Administration ("FHA") as a mortgagee and servicer for FHA loans, (b) Veterans Affairs ("VA") as a lender and servicer for VA loans, (c) the Federal National Mortgage Association ("FNMA") as a seller of mortgage loans and participation interests and as a servicer of mortgage loans, (d) the Federal Home Loan Mortgage Corporation ("FHLMC") as a seller/servicer of mortgage loans to FHLMC and (e) the Government National Mortgage Association ("GNMA") as an authorized issuer and servicer of GNMA-guaranteed mortgage-backed securities, and as a servicer of private insured loans and conventional loans.

            (xxiii)    Compliance with the Sarbanes-Oxley Act.

            The Company has actively taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company and the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, will be in compliance with the provisions of the Sarbanes-Oxley Act, the related rules and regulations promulgated thereunder by the Commission and the rules of The Nasdaq Stock Market, Inc. upon the effectiveness of such provisions, rules and regulations with respect to the Company, the Subsidiaries or any of the officers and directors of the Company and the Subsidiaries. The Company is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder by the Commission and The Nasdaq Stock Market, Inc. not currently in effect upon and at all times after the effectiveness of such provisions.

            (xxiv)    Bank Regulations.

            The Bank continues to hold a valid charter to do business as a nationally-chartered banking association; the Bank is well capitalized according to the capital standards set forth by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, and the activities of each of the Subsidiaries are permissible for subsidiaries of a bank holding company.

            (xxv)    Regulatory Enforcement Matters.

            The Bank has complied, in all material respects, with all applicable rules and regulations of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Reserve Board. Neither the Company nor any Subsidiary is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business

    (each, a "Regulatory Agreement"), nor has the Company or any Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil, monetary or other penalties, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or of any Subsidiary which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depository institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any Subsidiary.

            (xxvi)    Regulatory Reports.

            The Company and the Bank have duly filed with the Federal Reserve Board, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and the Company has previously delivered or made available to each Underwriter which has requested the same in writing directly to the Company accurate and complete copies of all such reports. Neither the Company nor the Bank is subject to, or expects to be subject to, any formal or informal enforcement or supervisory action by the Federal Reserve Board, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation. In connection with any examinations of the Company or the Bank by the Federal Reserve Board, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation completed within the last five years or currently in process, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which has not been substantially corrected or changed as required.

            (xxvii)    Deposit Insurance.

            The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation to the legal maximum, the Bank has paid all premiums and assessments required by the Federal Deposit Insurance Corporation and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or threatened. The Bank is a member in good standing of the Federal Home Loan Bank of Dallas.

            (xxviii)    Money Laundering.

            ]The Company and its subsidiaries do not conduct business in any jurisdiction that is the target of economic sanctions administered by OFAC or any jurisdiction designated by the Financial Crimes Enforcement Network ("FinCEN") as a jurisdiction of primary money laundering concern or any jurisdiction designated as a non-cooperative country or territory in the fight against money laundering by the Financial Actions Task Force.

            (xxix)    Registration Rights.

            There are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

            (xxx)    Warrants, Options and Other Rights.

            Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any Subsidiary or any security convertible into or exchangeable for capital stock of the Company or any Subsidiary.

            (xxxi)    No Unauthorized Use of Prospectus.

            The Company has not distributed and, prior to the later to occur of (i) the Closing Time (as defined herein) and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives.

            (xxxii)    Insurance.

            The Company and the Subsidiaries maintain insurance of the types and in the amounts consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect; the Company and the Subsidiaries are insured by insurers of recognized financial responsibility; all policies of insurance and fidelity or surety bonds insuring the Company or any Subsidiary or the Company's or the Subsidiary's respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

            (xxxiii)    No Illegal Payment or Influence.

            To the knowledge of the Company, neither the Company nor any Subsidiary nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, including the Foreign Corrupt Practices Act of 1977, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus. The Company has not offered, or caused the Underwriters to offer, Reserved Securities to any person with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products or services.

            (xxxiv)    Sales of Securities/No Integration.

            The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

            (xxxv)    No Affiliation or Association with NASD.

            There are no direct or indirect affiliations or associations with (within the meaning of Article I, Section 1 of the By-Laws of the NASD) any member firm of the NASD among the

    Company's or any Subsidiary's officers or directors or, to the knowledge of the Company, any stockholder of the Company, except as disclosed in writing to the Representatives.

            (xxxvi)    Lock-up Agreements.

            Each of the Company's executive officers and directors, and 5% or greater shareholders and certain other shareholders, in each case as listed and for the time period specified on Schedule E hereto, has executed and delivered lock-up agreements as contemplated by Section 5(i) hereof.

            (xxxvii)    Internal Control Over Financial Reporting.

            The Company and the Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company's independent registered public accounting firm and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

            (xxxviii)    Disclosure Controls and Procedures.

            The Company has actively taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company will have established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act); such disclosure controls and procedures will have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within the Company.

            (xxxix)    Data in Registration Statement and Prospectus.

            The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

            (xl    No Stabilization or Manipulation.

            Neither the Company, its Subsidiaries nor any of their respective directors or officers has taken, nor will he, she or it take, directly or indirectly, any action designed, or which could reasonably be expected in the future to cause or result in, under the 1933 Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

            (xli)    Related Party Transactions.

            No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act or the 1933 Act Regulations to be described in the Prospectus, which is not so described as required in the Prospectus. All loans, guarantees of indebtedness or other extensions of credit by the Company to or for the benefit of any of the Company's directors and executive officers are made in conformity with the insider lending restrictions of Section 22(h) of the Federal Reserve Act of 1913, as amended, and Section 402 of the Sarbanes-Oxley Act.

            (xlii)    Fees.

            Other than as contemplated by this Agreement, except as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

            (xliii)    ERISA.

            The Company and each of the Subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "employee benefit plan" (as defined in ERISA) for which the Company or any of the Subsidiaries or ERISA Affiliates would have any liability; the Company and each of the Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the "Code"); and each "employee benefit plan" for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. "ERISA Affiliate" means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such Subsidiary is a member.

          (b)    Officer's Certificates.

          Any certificate signed by any officer of the Company or of any Subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        SECTION 2.0    Sale and Delivery to Underwriters; Closing.

          (a)    Initial Securities.

          On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters that number of Initial Securities set forth in Schedule B opposite the name of the Company and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof bears to the total number of Initial Securities, subject, in each case, to such adjustments among the

  Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

          (b)    Option Securities.

          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 240,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, then each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

          (c)    Payment.

          Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Jenkens & Gilchrist, P.C., 1445 Ross Avenue, Suite 3400, Dallas, Texas, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Central standard time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

          In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Keefe Bruyette, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (d)    Denominations; Registration.

          Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3.0    Covenants of the Company.

        The Company covenants with each Underwriter as follows:

          (a)    Compliance with Securities Regulations and Commission Requests.

          The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities or the Reserved Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as shall be reasonably necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b)    Filing of Amendments.

          The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

          (c)    Delivery of Registration Statements.

          The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including the exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d)    Delivery of Prospectuses.

          The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S T.

          (e)    Continued Compliance with Securities Laws.

          The Company shall comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company further agrees to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered.

          (f)    Blue Sky Qualifications.

          The Company will use its commercially reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities and the Reserved Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or the Reserved Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g)    Rule 158.

          The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h)    Use of Proceeds.

          The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

          (i)    Listing.

          The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

          (j)    Restriction on Sale of Securities.

          During a period of 180 days from the date of the Prospectus (the "Restricted Period"), the Company will not, directly or indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) engage in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of Common Stock even if such Common Stock would be disposed of by someone other than the Company, including without limitation any short sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from shares of Common Stock. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) any transfer, sale or other disposition with the prior written consent of Keefe, Bruyette & Woods, Inc. (which consent may be withheld in its sole discretion), provided that Keefe, Bruyette & Woods, Inc., for the benefit of each of the other Representatives, agrees not to provide such consent without providing notice to each Representative to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement and agrees only to provide consent in circumstances that will permit such compliance by the Representatives. Notwithstanding the foregoing, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event relating to the Company occurs. The first sentence of this Section 3(j) shall not be deemed to prohibit the Company or any of its Subsidiaries from entering into an agreement providing for the issuance of shares of Common Stock as consideration for an acquisition or other business combination;

  provided that such shares of Common Stock shall not be issued or become issuable during the Restricted Period, as such period may be extended pursuant to the penultimate sentence of this Section 3(j).

          (k)    Reporting Requirements.

          The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

          (l)    Restrictions on Reserved Securities.

          The Company hereby agrees that it will ensure that the Reserved Securities will be restricted from sale, transfer, assignment, pledge or hypothecation for a period of 180 days following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such Reserved Securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

          (m)    Compliance with Rule 463.

          The Company will report the use of proceeds as may be required pursuant to Rule 463 of the 1933 Act Regulations.

          (n)    Compliance with the Sarbanes-Oxley Act    .

          During the time when a prospectus is required to be delivered under the 1933 Act, the Company shall at all times comply, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act, including the related rules and regulations promulgated thereunder by the Commission and The Nasdaq Stock Market, Inc., in effect from time to time.

          (o)    Compliance with the Cuba Act.

          In accordance with the Cuba Act and without limitation to the provisions of Sections 6 and 7 hereof, the Company agrees to indemnify and hold harmless each Underwriter from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Company or any of its Subsidiaries of the Cuba Act.

        SECTION 4.0    Payment of Expenses.

          (a)    Expenses    .

          The Company and the Bank will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp, capital or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the Reserved Securities under securities laws in accordance with the provisions of Section 3(f)

  hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (xi) all costs and expenses incurred by the Underwriters in connection with matters related to the Reserved Securities that are designated by the Company for sale to Company directors, officers, employees, business associates and related persons, including without limitation (A) the fees and disbursements of counsel for the Underwriters, and (B) stamp duties, similar taxes or duties or other taxes, if any.

          (b)    Allocation of Expenses.

          The provisions of this Section shall not affect and, as between the Underwriters, on the one hand, and the Company and/or the Bank, on the other hand, shall not be affected by, any agreement that the Company and/or the Bank may make for the sharing of such costs and expenses.

        SECTION 5.0    Conditions of Underwriters' Obligations.

        The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company and the Bank of their respective covenants and other obligations hereunder, and to the following further conditions:

          (a)    Effectiveness of Registration Statement.

          The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b)    Opinion of Counsel for the Company.

          At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Jenkens & Gilchrist, P.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (c)    Opinion of Counsel for the Underwriters.

          At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the

  Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters in form and substance satisfactory to the Representatives.

          (d)    Officers' Certificate.

          At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, a Material Adverse Effect with regard to the Company and its subsidiaries considered as one enterprise. In addition, at the Closing Time, the representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (w) there has been no Material Adverse Effect with regard to the Company and its subsidiaries considered as one enterprise, (x) the representations and warranties in Section 1(a) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time, (y) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (z) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer, are contemplated by the Commission. The certificates received from such officers shall be made in their capacities as officers of the Company, and not in their individual capacities, and such officers shall have no personal liability thereon.

          (e)    Accountant's Comfort Letter.

          At the time of the execution of this Agreement, the Representatives shall have received from each of Deloitte & Touche LLP and George, Morgan & Snead, P.C. a letter or letters dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus.

          (f)    Bring-down Comfort Letter.

          At the Closing Time, the Representatives shall have received from each of Deloitte & Touche LLP and George, Morgan & Snead, P.C. a letter or letters, dated as of the Closing Time, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter or letters furnished by them pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (g)    Approval of Listing and Effectiveness of Registration Statement on Form 8-A.

          At the Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance, and the Company's Registration Statement on Form 8-A, providing for the registration of the Securities under the 1934 Act, shall have been declared effective by the Commission.

          (h)    No Objection.

          The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (i)    Lock-up Agreements.

          At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed and for the period specified on Schedule E hereto.

          (j)    Conditions to Purchase of Option Securities.

          In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

            (i)    Officers' Certificate.

            A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

            (ii)    Opinion of Counsel for the Company.

            The favorable opinion of Jenkens & Gilchrist, P.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

            (iii)    Opinion of Counsel for the Underwriters.

            The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (iv)    Bring-down Comfort Letter.

            A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter or letters furnished by them to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (k)    Additional Documents.

          At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (l)    Termination of Agreement.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 3(o), 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.0    Indemnification.

          (a)    Indemnification of the Underwriters.

          The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Securities to Company directors, officers, employees, business associates and related persons or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

            (iii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (iv)  against any and all expense reasonably incurred (including the fees and disbursements of counsel chosen by Keefe Bruyette), as incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii) (A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above.

        Notwithstanding the foregoing, the indemnity agreement provided in this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Keefe Bruyette expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). In addition, the indemnity agreement provided in this Section 6(a) with respect to any preliminary prospectus or Prospectus shall not inure to the benefit of an Underwriter (or any person controlling such Underwriter) on account of any loss, claim, damage, liability, action or proceeding or expense arising out of or based upon an untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact, made therein with respect to the sale of the Shares by such Underwriter to any person if a copy of the preliminary prospectus or Prospectus or any amendment thereto correcting such untrue statement or alleged untrue statement or omission or alleged omission shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the written confirmation of the sale involved, unless such failure by such Underwriter to deliver the corrected preliminary prospectus or Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 3 of this Agreement.

          (b)    Indemnification of the Company, Directors and Officers.

          Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Keefe Bruyette expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the expected delivery date for the shares included in the last sentence at the bottom of the front cover and the last sentence of the [third] paragraph under the caption "Underwriting;" the list of Underwriters and their respective participation in the sale of the Shares in the first paragraph under the caption "Underwriting;" the information concerning the offering price, selling concessions and reallowances in the [fourth] paragraph under the caption "Underwriting;" and the information concerning stabilization of the market price of the Shares, short positions and penalty bids in the [twelfth] paragraph under the caption "Underwriting."

          (c)    Actions against Parties; Notification    .

          Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Keefe Bruyette, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d)    Settlement without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which the indemnified party is entitled under Section 6(a) or 6(b) as the case may be, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e)    Indemnification for Reserved Securities.

          In connection with the offer and sale of the Reserved Securities, the Company and the Bank agree, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of Company directors, officers, employees and persons having business relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

          (f)    Other Agreements with Respect to Indemnification.

          The provisions of this Section shall not affect any agreement between the Company and the Bank with respect to indemnification.

        SECTION 7.0    Contribution.

        If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Bank, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company and the Bank, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

        The Company, the Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        The provisions of this Section shall not affect any agreement between the Company and the Bank with respect to contribution.

        SECTION 8.0    Representations, Warranties & Agreements to Survive Delivery.

        All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9.0    Termination of Agreement.

          (a)    Termination; General.

          The Representatives may terminate this Agreement, by notice to the Company and the Bank, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war, or any major act of terrorism involving the United States, or any other substantial national or international calamity, emergency or crisis involving a prospective change in national or international political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Prospectus, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or national securities associations or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b)    Liabilities.

          If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, and the Underwriters shall not be entitled to any payment from the Company or Bank, except as provided in Section 4 hereof, and provided further that Sections 1, 3(o), 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.0    Default by One or More of the Underwriters.

        If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

        SECTION 11.0    Default by the Company.

        If the Company shall fail at the Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 3(o), 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company or the Bank from liability, if any, in respect of such default.

        SECTION 12.0    Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

    Notices to the Underwriters shall be directed to:

    Keefe Bruyette & Woods, Inc.
    Sandler O'Neill & Partners, L.P.
      as Representatives of the several Underwriters
    c/o Keefe, Bruyette & Woods, Inc.
    787 Seventh Avenue, 4th Floor
    New York, New York 10019
    Attention: Mitch Kleinman, Esq., General Counsel
    Fax: (212) 397-9347

    with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    1600 Smith Street, Suite 4400
    Houston, Texas 77002
    Attention: Frank Ed Bayouth II, Esq.
    Fax: (888) 329-0752

    Notices to the Company and the Bank shall be directed to:

    State National Bancshares, Inc.
    4500 Mercantile Plaza Drive
    Suite 300
    Fort Worth, Texas 76137
    Attention: Tom C. Nichols, Chairman, President and Chief Executive Officer
    Fax: (817) 547-1159

    with a copy to:

    Jenkens & Gilchrist, P.C.
    1445 Ross Avenue, Suite 3200
    Dallas, Texas 75202
    Attention: Charles E. Greef
    Fax: (214) 855-4300

        SECTION 13.0    Parties.

        This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14.0    Governing Law; References to Time.

        This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or the transactions contemplated thereby ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York (other than those conflict of law rules that would defer to the substantive laws of another jurisdiction). Except as otherwise set forth herein, specified times of day refer to New York City time.

        SECTION 15.0    Submission to Jurisdiction.

        Except as set forth below, no Claim brought by any party to this Agreement (other than a counterclaim with respect to a Claim brought by any third party against any indemnified party in another jurisdiction) against another party to this Agreement may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Bank irrevocably submit and consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Bank hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any indemnified party. Each of the Underwriters, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Bank waive all rights to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Bank agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company or the Bank, as the case may be, and may be enforced in any other court to the jurisdiction of which the Company or the Bank is or may be subject, by suit upon such judgment. Each of the Company and the Bank hereby appoints, without power of revocation, the Secretary of State of the State of New York as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

        SECTION 16.0    No Fiduciary Duty.

        The Company and the Bank each acknowledges and agrees that in connection with this offering, sale of the Initial Securities, the Option Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Bank and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company or the Bank, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company or the Bank, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Bank shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company or the Bank. Each of the Company and the Bank hereby waives any claims that the Company or the Bank may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Offering.

        SECTION 17.0    Effect of Headings.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Bank a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Bank in accordance with its terms.

Very truly yours,
STATE NATIONAL BANCSHARES, INC.
By:
Title:
STATE NATIONAL BANK
By:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:
KEEFE, BRUYETTE & WOODS, INC. SANDLER O'NEILL & PARTNERS, L.P.
By:	KEEFE, BRUYETTE & WOODS, INC.
By:	Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Keefe, Bruyette & Woods, Inc.	1,097,600
Sandler O'Neill & Partners, L.P.	470,400
Southwest Securities, Inc	16,000
Hoefer & Arnett Inc	16,000

Total	1,600,000

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
State National Bancshares, Inc.	1,600,000	240,000

Total	1,600,000	240,000

Sch B-1

SCHEDULE C

STATE NATIONAL BANCSHARES, INC.
1,600,000 Shares of Common Stock
(Par Value $1.00 Per Share)

        1.     The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[            ].

        2.     The purchase price per share for the Securities to be paid by the several Underwriters shall be $[            ], being an amount equal to the initial public offering price set forth above less $[    ] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C-1

SCHEDULE D

Name of Subsidiary	Jurisdiction
State National Bank	United States
State National Bancshares of Delaware, Inc.	Delaware
TWOENC, Inc.	Texas
State National Properties, LLC	Texas
State National Statutory Trust I	Connecticut
State National Statutory Trust II	Connecticut
State National Capital Trust I	Delaware

Sch D-1

SCHEDULE E

LIST OF PERSONS AND ENTITIES SUBJECT TO THE LOCK-UP AGREEMENT

180-Day Lock-Up
Directors and Officers:
Larry G. Autrey
Rick J. Calhoon
James A. Cardwell
Don E. Cosby
Gary J. Fletcher
Alan L. Lackey
Mark G. Merlo
H. Gil Moutray
Tom C. Nichols
Edwin L. Schulz
Ben B. Stribling
Lucinda Vargas
James Volk
Greater than 5% Shareholders:
Castle Creek Capital, LLC
Castle Creek Capital Partners Fund IIa, LP
Castle Creek Capital Partners Fund IIb, LP
Castle Creek Financial, LLC
John M. Eggemeyer
Franklin Mutual Advisors, LLC
Directed Share Program Participants:
[TO COME]
60 Day Lock-Up
Castle Creek Capital Partners Fund I, LP

Sch E-1

Exhibit A

FORM OF OPINION OF COMPANY'S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)

        1.     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

        2.     The Company is duly registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The business operations of each of the Subsidiaries are permissible for subsidiaries of a bank holding company.

        3.     The Company has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

        4.     The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

        5.     State National Bank has been duly organized, holds a valid charter to do business as, and is a validly existing national banking association and is in good standing under the laws of the United States. State National Bancshares of Delaware, Inc. has been duly organized and is validly existing as a corporation, and is in good standing, under the laws of the State of Delaware. State National Properties, LLC has been duly organized and is validly existing as a limited liability company, and is in good standing, under the laws of the State of Texas. TWOENC, Inc. has been duly incorporated and is validly existing as a corporation, and is in good standing, under the laws of the State of Texas. Each of State National Statutory Trust I ("Statutory Trust I") and State National Statutory Trust II ("Statutory Trust II") is validly existing as a statutory trust under the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq., and is in good standing under the laws of the State of Connecticut. State National Capital Trust I (together with Statutory Trust I and Statutory Trust II, the "Trusts") is validly existing as a business trust under the Delaware Business Trust Act, 12 Del. Code Section 3801, et seq., and is in good standing under the laws of the State of Delaware.

        6.     Each Subsidiary has the corporate or banking power and corporate or banking authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

        7.     All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except as provided in 12 U.S.C. §55) and, except with respect to the preferred stock of the Trusts, to such counsel's knowledge is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary arising under Texas law, the Company's articles of incorporation or bylaws, or, to such counsel's knowledge, any other contracts, agreements or instruments.

        8.     The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or any similar rights arising under Texas law, the Company's articles of incorporation or bylaws or, to the knowledge of such counsel, any other contracts, agreements or instruments.

        9.     The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

        10.   The issuance and sale of the Securities by the Company is not subject to any preemptive or other similar rights of any securityholder of the Company arising under Texas law, the Company's articles of incorporation or bylaws, or, to such counsel's knowledge, any other contracts, agreements or instruments.

        11.   Except as disclosed in or specifically contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or the Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of the Subsidiaries.

        12.   Except as described in the Prospectus, to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractually or otherwise, to require the Company to file a registration statement under the 1933 Act with respect to any equity or debt securities of the Company, including securities that are convertible into, exchangeable for or that represent the right to receive equity securities, or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

        13.   The Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

        14.   The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and the requirements of the Nasdaq National Market.

        15.   The Securities have been approved for trading in the Nasdaq National Market, subject only to official notice of issuance.

        16.   The Purchase Agreement has been duly authorized, executed and delivered by the Company.

        17.   The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities by the Company as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement)

under, give rise to any right of termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that are listed as material contracts in the exhibit index to the registration statement, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such Repayment Events, conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or bylaws (or analogous governing instruments) of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, or to such counsel's knowledge, any judgment, order, writ or decree, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations, except as such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

        18.   Except for qualification and registration of the Reserved Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as may be required, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations and the NASD, which has been obtained) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities or the Reserved Securities.

        19.   To such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property or assets of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, that is required to be described in the Prospectus that is not described as required, or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder; and, to the best of such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

        20.   The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

        21.   The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

        22.   The statements (i) in the Prospectus under the sections captioned "Risk Factors," "Business—Legal Proceedings," "Certain Relationships & Related Transactions," "Management Employment Agreements," "Management Stock Option Plan," "Supervision and Regulation," "Description of State National Bancshares' Capital Stock" and "Shares Eligible for Future Sale" and (ii) in the Registration Statement under Items 14 and 15, in each case to the extent that such statements constitute matters of law, summaries of legal matters, the Company's articles of incorporation and bylaws, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel, fairly present in all material respects the information called for with respect to such legal matters, documents, proceedings and conclusions and are correct in all material respects.

        23.   The Company is not, and upon the issuance and sale of the Securities as contemplated in the Purchase Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

        This firm has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided by officers and other representatives of the Company) no facts have come to such counsel's attention that have cause us to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b)), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and as of the Closing Time contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no belief or opinion with respect to the financial statements, supporting schedules and other financial information included therein).

        In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B

FORM OF LOCK-UP AGREEMENT OF DIRECTORS, OFFICERS AND
OTHER STOCKHOLDERS PURSUANT TO SECTION 5[(i)]

STATE NATIONAL BANCSHARES, INC.

LOCK-UP AGREEMENT

                                  , 2004

KEEFE, BRUYETTE & WOODS, INC.
SANDLER O'NEILL & PARTNERS, L.P.
  as Representatives of the several
  Underwriters to be named in Schedule A
  to the within mentioned Purchase Agreement
c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York 10019

  Re:
  Proposed Initial Public Offering by State National Bancshares, Inc.

Ladies and Gentlemen:

        The undersigned, a shareholder of State National Bancshares, Inc., a Texas corporation (the "Company"), understands that you, as representatives (the "Representatives"), propose to enter into a Purchase Agreement (the "Purchase Agreement") on behalf of the several Underwriters to be named in Schedule A to the Purchase Agreement (collectively, the "Underwriters"), with the Company and State National Bank, a nationally chartered banking association and a wholly-owned subsidiary of the Company (the "Bank"), providing for the initial public offering (the "Initial Public Offering") of shares (the "Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-126793) (the "Registration Statement") initially filed with the Securities and Exchange Commission (the "SEC") on July 21, 2005.

        In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period (the "Restricted Period") beginning on the date hereof and continuing to and including the date 180 days after the date of the final prospectus relating to the Initial Public Offering, the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"), or file or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.

        The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

        If:

        (1)   during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

        (2)   prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period,

the restrictions set forth herein shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event relating to the Company occurs.

        Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts in private transactions, by will or by intestacy, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust, family partnership or limited liability company for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, in the case of a trust, or all of the partners or members of which are either the undersigned and/or the immediate family of the undersigned, in the case of a family partnership or limited liability company; provided, however, that in any such case, such entity agrees to be bound in writing by the restrictions set forth herein, and provided further that there shall be no further transfer of such Shares of the Company or transfer of the capital stock of or transfer of or change in the ownership interest in such trust, family partnership or limited liability company, except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value, (iii) upon the death of the undersigned to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, (iv) to the Underwriters pursuant to the Purchase Agreement, (v) in transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering, or (vi) with the prior written consent of Keefe, Bruyette & Woods, Inc. (which consent may be withheld in its sole discretion), provided that Keefe, Bruyette & Woods, Inc., for the benefit of each of the other Representatives, agrees not to provide such consent without providing notice to each Representative to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement and agrees only to provide consent in circumstances that will permit such compliance by the Representatives. Notwithstanding the foregoing, the undersigned may exercise any stock options of the undersigned to purchase Shares, subject to any applicable provisions of the State National Bancshares, Inc. [Stock Option Plan], as amended, provided that the Shares acquired upon exercise of such options shall remain subject to the restrictions set forth herein. For purposes of this paragraph, "immediate family" shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.

        In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company or other form of business entity, the undersigned may transfer the Undersigned's Shares of the Company to any wholly-owned subsidiary, partner or member of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Shares of the Company or transfer of the capital stock of or transfer of or ownership interest in such subsidiary, partner, member or affiliate of the undersigned, except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.

        The undersigned now has, and, except as contemplated by clauses (i)-(vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

        This Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from the undersigned's obligations hereunder (i) upon the date either Keefe, Bruyette & Woods, Inc., on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Purchase Agreement, that it has determined not to proceed with the Initial Public Offering, (ii) upon the date the Registration Statement is withdrawn or (iii) upon the date the Purchase Agreement is terminated, for any reason, prior to the Closing Time (as defined in the Purchase Agreement).

        The undersigned understands that the Company, the Bank and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Initial Public Offering. The undersigned understands that whether or not the Initial Public Offering actually occurs depends on a number of factors, including stock market conditions. The Initial Public Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation among the Company, the Bank and the Underwriters.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. The undersigned understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

Very truly yours,

Name:
Title:

Annex A

FORM OF ACCOUNTANT'S COMFORT LETTER PURSUANT TO SECTION 5(e)

[TO BE PROVIDED]

ANNEX A-1

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  Exhibit 1.1
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